UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 22, 2020 (October 19, 2020)

FRONT YARD RESIDENTIAL CORPORATION

(Exact name of Registrant as specified in its charter)

MARYLAND	001-35657	46-0633510
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

c/o Altisource Asset Management Corporation
5100 Tamarind Reef
Christiansted, United States Virgin Islands 00820
(Address of principal executive offices including zip code)

(340) 692-0525

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	RESI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement

On October 19, 2020, Front Yard Residential Corporation, a Maryland corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Pretium Midway Holdco, LP, a Delaware limited partnership (“Parent”), and Midway AcquisitionCo REIT, a Maryland real estate investment trust (“Merger Sub”), pursuant to which the Company will be acquired by a partnership led by Pretium Midway Investments, LP (the “Pretium Investor”), a fund managed by affiliates of Pretium Partners, LLC, and including funds managed by the real estate equity and alternative credit strategies of Ares Management Corporation (the “Ares Investors”).

The Merger Agreement provides that, among other things, upon the terms and subject to the conditions set forth in the Merger Agreement, at the effective time of the Merger (“Effective Time”), the Company will merge with and into Merger Sub (the “Merger”), with Merger Sub as the successor in the Merger and continuing as a wholly owned subsidiary of Parent.

Pursuant to the Merger Agreement, each share of common stock, par value $0.01 per share, of the Company (the “Shares” and each, a “Share”) issued and outstanding immediately prior to the Effective Time (other than Shares owned by Parent, Merger Sub or any Company Subsidiary) shall be converted into the right to receive $13.50 per Share in cash without interest and subject to deduction for any required withholding tax (the “Merger Consideration”).

At the Effective Time, each outstanding stock option held by our employees to purchase Shares (the “Company Options”), whether vested or unvested, shall be cancelled immediately prior to the Effective Time in exchange for the right to receive a cash payment in an amount equal to (A) the number of Shares underlying the Company Option immediately prior to the Effective Time multiplied by (B) the excess (if any) of the Merger Consideration over the applicable exercise price of the Company Option. Each outstanding restricted stock unit with respect to the Shares held by our employees and non-employee directors (the “Company RSUs”), whether vested or unvested, shall be cancelled immediately prior to the Effective Time in exchange for the right to receive a cash payment equal to (A) the number of Shares underlying such Company RSU (irrespective of whether any performance goals have been met), multiplied by (B) the Merger Consideration.

The parties’ obligation to consummate the Merger is subject to the satisfaction or waiver of conditions set forth in the Merger Agreement, including: (i) the approval of the Merger by the holders of a majority of the outstanding Shares entitled to vote thereon, (ii) the absence of any law or governmental order prohibiting the Merger, (iii) the Company’s receipt of a tax opinion relating to the REIT status of the Company, (iv) (A) each of the existing lender consents to the Merger under certain of the Company’s existing credit facilities shall remain in full force and effect and, if in escrow pending the consummation of the Merger, shall be released from escrow at the closing, and shall be effective not later than, and substantially concurrently with, the consummation of the Merger, and (B) a consent to the Merger under the Company’s credit facility with the Federal Home Loan Mortgage Corporation shall have been delivered to the Company, shall be in full force and effect and shall be effective not later than, and substantially concurrently with, the consummation of the Merger, (v) no specified event of default or financial covenant event of default shall have occurred and be continuing under any of the existing credit facilities and (vi) certain other customary conditions relating to the parties’ representations and warranties in the Merger Agreement and the performance of their respective obligations.

The Company has made customary representations and warranties in the Merger Agreement. The Merger Agreement also contains customary covenants and agreements, including covenants and agreements relating to the conduct of the Company’s business between the date of the signing of the Merger Agreement and the closing of the transactions contemplated under the Merger Agreement. The representations and warranties made by the Company are, subject to certain limited exceptions, qualified by disclosures made in its disclosure schedules and Securities and Exchange Commission (“SEC”) filings.

The Merger Agreement also contains covenants by the Company not to participate in any discussions or negotiations with any person making any proposal for an alternative transaction, and requiring the board of directors of the Company (the “Board”) to recommend to its stockholders that they approve the transactions contemplated by the Merger Agreement, in each case, subject to certain exceptions. The Board may change its recommendation in certain circumstances specified in the Merger Agreement in response to an unsolicited proposal for an alternative transaction or following an intervening event.

Under the Merger Agreement, each of the Company and Parent has also agreed to use reasonable best efforts to consummate the Merger.

Parent has obtained equity and debt financing commitments for the transactions contemplated by the Merger Agreement, the proceeds of which will be used by Parent to pay the Merger Consideration and all related fees and expenses. The Pretium Investor and the Ares Investors have committed to capitalize Parent with an equity contribution and have provided the Company with a limited guarantee in favor of the Company guaranteeing the payment of certain monetary obligations that may be owed by Parent pursuant to the Merger Agreement, including any Parent Termination Fee (as defined below) that may become payable by Parent.

The Merger Agreement contains certain termination rights for the Company and Parent, and provides that, upon termination of the Merger Agreement by the Company or Parent upon specified conditions, the Company will be required to pay Parent a termination fee equal to $24,000,000 and reimburse Parent for any and all reasonable and documented out-of-pocket fees and expenses up to a maximum amount of $8,200,000.

The Merger Agreement also provides that Parent will be required to pay the Company a reverse termination fee of $24,000,000 (the “Parent Termination Fee”) and reimburse Parent for any and all reasonable and documented out-of-pocket fees and expenses up to a maximum amount of $8,200,000 upon the termination of the Merger Agreement by the Company or Parent under specified conditions. In addition, Parent will be required to pay the Company a fee of $10,000,000 (the “Parent Burdensome Condition Termination Fee”) if the Merger fails to close by April 19, 2021, and the sole reason for such failure is the proposed imposition under the Company’s credit facility with the Federal Home Loan Mortgage Corporation of certain conditions with respect to such lender’s consent to the Merger; provided that, in no event will Parent be required to pay both the Parent Termination Fee and the Parent Burdensome Condition Termination Fee. The Pretium Investor and the Ares Investors have entered into a limited guarantee with the Company to guarantee Parent’s obligation to pay to the Company the Parent Termination Fee and the Parent Burdensome Condition Termination Fee and make certain other specified payments to the Company, subject to the terms and conditions set forth in the limited guarantee.

In addition to the foregoing termination rights, and subject to certain limitations, either party may terminate the Merger Agreement if the Merger is not consummated by April 19, 2021.

In connection with the Merger Agreement, Parent has entered into a voting and support agreement (the “Voting Agreements”) with STS Master Fund, Ltd. on behalf of its investment adviser Deer Park Road Management Co. (representing approximately 14.8% of the outstanding Shares) pursuant to which such stockholder has agreed to vote in favor of the Merger. The Voting Agreement terminates upon termination of the Merger Agreement.

The foregoing description of the Merger Agreement and the Merger does not purport to be complete and is qualified in its entirety by the terms and conditions of the Merger Agreement and any related agreements. The Merger Agreement contains representations, warranties and covenants that the respective parties made to each other as of the date of such agreement or other specific dates. The assertions embodied in those representations, warranties and covenants were made for purposes of the contract among the respective parties and are subject to important qualifications and limitations agreed to by the parties in connection with negotiating such agreement. The Merger Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or any other party to the Merger Agreement or any related agreement. In particular, the representations, warranties, covenants and agreements contained in the Merger Agreement, which were made only for purposes of such agreement and as of specific dates, were for the benefit of the parties to the Merger Agreement, may be subject to limitations agreed upon by the contracting parties (including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts) and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors and security holders. Investors and security holders are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties, covenants and agreements, or any descriptions thereof, as characterizations of the actual state of facts or condition of any party to the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

A copy of the Merger Agreement is filed with this Current Report on Form 8-K as Exhibit 2.1 and is incorporated herein by reference, and the foregoing description of the Merger Agreement is qualified in its entirety by reference thereto.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 19, 2020, the Company entered into amended and restated change in control severance agreements (the “CIC Agreements”) with each of the executive officers of the Company, including George Ellison, Robin Lowe, Stephen Gray, Michael Lubin and Rene Dittrich. The material changes to the CIC Agreements were as follows: the CIC Agreements were renewed for three-year terms beginning on October 19, 2020; the amount of cash lump sum severance payments under the CIC Agreements will not be reduced by the amount of any other compensatory payments that the executive receives in connection with a change in control; and for any qualifying termination prior to January 1, 2022, the base salary and annual bonus amounts used for purposes of determining the severance payment to each executive shall not be less than the amounts set forth in the CIC Agreements.

The foregoing description of the CIC Agreements is a summary only and is qualified in its entirety by the full text of the agreements, which are attached hereto as Exhibits 10.1, 10. 2, 10.3, 10.4 and 10.5, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

2.1*	Agreement and Plan of Merger, dated as of October 19, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo

10.1	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Rene Dittrich

10.2	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and George G. Ellison

10.3	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Stephen H. Gray

10.4	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Robin N. Lowe

10.5	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Michael G. Lubin

EXHIBIT INDEX

Exhibit No.	Description

2.1*	Agreement and Plan of Merger, dated as of October 19, 2020, by and among Front Yard Residential Corporation, Pretium Midway Holdco, LP and Midway AcquisitionCo REIT

10.1	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Rene Dittrich

10.2	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and George G. Ellison

10.3	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Stephen H. Gray

10.4	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Robin N. Lowe

10.5	Amended and Restated Change in Control Severance Agreement, dated October 19, 2020, by and between Front Yard Residential Corporation and Michael G. Lubin

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

*

Schedules and Exhibits omitted pursuant to item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule to the SEC upon request, provided, however, that the Company may request confidential treatment pursuant to Rule 24b-2 of the Exchange Act, as amended, for any schedule or exhibit so furnished.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Front Yard Residential Corporation

October 22, 2020	By:	/s/ Robin N. Lowe
Robin N. Lowe Chief Financial Officer